                                                        Exhibit 10.4


    [Letterhead of State of Michigan Retirement Systems]
                                                     517/373-0702

December 19, 1996

Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York 14604

Ladies and Gentlemen:

We  are  on  this date, entering into a Partnership
Interest Purchase Agreement (the "Purchase Agreement") whereby the undersigned agrees to acquire a Class A Limited Partnership Interest (the "Class A Interest") in Home Properties of New York, L.P. (the "Partnership"). Pursuant to Amendment No. 9 (the "Amendment") to the Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the "Partnership Agreement"), the Class A Interest is convertible into shares of common stock, par value $.01 per share ("HP Shares"), of Home Properties of New York, Inc., the general partner of the Partnership (the "General Partner").

As a condition and in consideration of the issuance of the Class A Interest to the undersigned, the General Partner has required that the undersigned agree to certain restrictions on the sale of HP Shares by the undersigned (and certain of its successors as described below) in the event that the undersigned elects to convert all or any portion of the Class A Interest into HP Shares.

The undersigned hereby acknowledges and agrees that prior
to the second year anniversary of the Closing Date (as defined in the Purchase Agreement) (the "Lock-Up Date"), any HP Shares that it may receive upon conversion of the Class A Interest will not be registered under federal or state securities laws and will therefore be subject
to  certain transfer restrictions.   Pursuant to the
Registration Rights Agreement, dated the date of this letter, by and between the General Partner and the undersigned, the undersigned has the right to require the
General Partner to register  from  and after   the  Lock-Up
Date,  the  HP  Shares  received   upon conversion of the
Class A Interest.

Furthermore, the undersigned hereby agrees that upon receipt of registered HP Shares or the registration of any HP Shares in its possession, it will not sell, through the means of any public stock exchange, such as the New York Stock Exchange, more than 416,667 HP Shares during any 90 day period (the "Volume Limitation"). The Volume Limitation shall expire on the fifth anniversary of the Closing Date. The undersigned also agrees that it will provide the General Partner with no less than five (5) business days prior written notice before selling HP
Shares having a then current market value in excess of 2.5% of the Total Capitalization (as defined in the Purchase Agreement) (the "Notice Requirement"). The Notice Requirement shall continue after the expiration of the Volume Limitation until such time as the then current market value of the Class A Interest and the HP
Shares received on conversion of the Class A Interest held by the undersigned shall be less than 2.5% of the Total Capitalization.

The undersigned acknowledges and agrees that the Volume Limitation shall be binding on any purchaser who acquires 20% or more of the Class A Interest originally issued to the undersigned on the Closing Date, whether such purchaser purchases the Class A Interest from the undersigned or from a prior purchaser from the undersigned. It is also understood and agreed that the Volume Limitation shall be in the aggregate in that the undersigned and any purchaser of 20% or more of the Class A Interest shall together not sell more than 416,667 HP Shares through the means of any public stock exchange in any 90 day period.

Prior  to reflecting on its books and records, a transfer
of more  than  20%  of  the Class A Interest to  one  person
or entity,   the  Partnership  may  require  the  purchaser
to acknowledge that the HP Shares that it may acquire upon conversion shall be subject to the Volume Limitation.

Very truly yours,

STATE TREASURER OF THE STATE OF
MICHIGAN, CUSTODIAN OF THE MICHIGAN
PUBLIC SCHOOL EMPLOYEES' RETIREMENT
SYSTEM, STATE EMPLOYEES' RETIREMENT
SYSTEM, MICHIGAN STATE POLICE RETIREMENT
SYSTEM AND MICHIGAN JUDGES' RETIREMENT
SYSTEM



By:  /s/ Philip L. Van Syckle
     Philip L. Van Syckle, Administrator

STATE OF MICHIGAN          )
COUNTY OF INGHAM           ) SS:


On  this 23rd day of December, 1996, before me the
subscriber personally  appeared Philip L. Van Syckle, who
being  by  me duly  sworn  deposes  and says that he
resides  at  Dowling, Michigan;  that he is the
Administrator of the  Mortgage  and Real  Estate Division
of the State Treasurer of the State  of Michigan,
Custodian of the Michigan Public School Employees'
Retirement   System,  State  Employees'  Retirement
System, Michigan State Police Retirement System and
Michigan Judges' Retirement System and as such is authorized to sign the within document on behalf of that entity.


                               /s/ Mary Dell Moore
                               Mary Dell Moore, Notary Public
                               Eaton County, State of Michigan
                               My Commission Expires 2/18/97

The undersigned hereby acknowledges receipt of and agrees with the terms of the above letter.

HOME PROPERTIES OF NEW YORK, INC.

/s/ Amy L. Tait
Amy L. Tait
Executive Vice President

STATE OF NEW YORK)
COUNTY OF MONROE ) ss:

On this ____ day of December, 1996, before me the subscriber personally appeared Amy L. Tait, who being by me duly sworn deposes and says that she resides in Brighton, New York; that she is the Executive Vice
President of Home Properties of New York, Inc., the corporation described in and which executed the above acknowledgment and agreement and that she did so by order of the Board of Directors of said corporation.


                              ________________________________
                              Notary Public